                                                                    Exhibit 23.2
                                                                    ------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 17, 1998, accompanying the financial statements of Tru-Part Manufacturing Corporation contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP



Minneapolis, Minnesota
October 7, 1999